Exhibit 99.1

RAINMAKER REPORTS FISCAL 2008 THIRD QUARTER FINANCIAL RESULTS

Campbell, Calif., October 30, 2008 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of sales and marketing solutions combining hosted application software and execution services, today reported financial results for the third quarter ended September 30, 2008.

Third Quarter Financial Highlights:

•	Net revenue of $14.5 million

•	Cash balance of $23.2 million at September 30, 2008

•	Free cash flow use of $2.9 million, improved from $8.5 million in preceding quarter

•	Repurchased $240,000 of Rainmaker shares under the Company’s stock buyback program

Rainmaker CEO Michael Silton commented, “Given the current state of the economy, we have changed our priority to managing for positive cash flow from our previous revenue orientation. We are focused on returning to positive cash flow within the next few quarters, and have already taken steps to reduce our operating expenses by reducing headcount and discretionary spending, which will result in savings of approximately 15 percent. Our business model has shown the ability to generate strong cash flow, and we believe that we have a strong balance sheet to weather the current economy. We have a substantial base of industry leading customers that continue to look to Rainmaker for our revenue delivery solutions.”

Total cash and cash equivalents at September 30, 2008 were $23.2 million, compared with $24.5 million at June 30, 2008, which includes $2 million from the Company’s line of credit. Total debt at September 30, 2008 was $3.3 million, including $2 million from the line of credit, or about 7% of total equity.

Rainmaker achieved third quarter net revenue of $14.5 million, compared to net revenue of $19.1 million in the third quarter of 2007 and $17.8 million in the second quarter of 2008. Excluding Dell, third quarter revenue was $14.4 million, compared to revenue excluding Dell of $13.7 for the third quarter of 2007 and revenue excluding Dell of $17.1 million in the second quarter of 2008.

Gross margin was 34% in the third quarter of 2008, compared to 48% in the third quarter of 2007, and 42% in the second quarter of 2008.

GAAP net loss for the third quarter of 2008 was $6.1 million, or a loss of $0.32 per share, compared to GAAP net income of $158,000, or $0.01 per diluted share, for the third quarter of 2007, and a GAAP net loss of $3.9 million, or a loss of $0.20 per share, in the second quarter of 2008.

Non-GAAP net loss for the third quarter of 2008 was $4.7 million, or a loss of $0.24 per share. Non-GAAP net loss excludes stock based compensation of $585,000 for the third quarter of 2008 and amortization of intangible assets from acquisitions of $833,000 for such quarter. This compares to non-GAAP net income of $1.2 million, or $0.06 per diluted share, for the third quarter of 2007, and a non-GAAP net loss of $2.2 million, or a loss of $0.11 per share, in the second quarter of 2008.

Tax expense in the third quarter of 2008 was $107,000, reflecting franchise tax for the state of Texas and foreign tax for Rainmaker subsidiaries.

Third quarter 2008 basic EPS results are based on 19.4 million weighted average shares outstanding and exclude options, warrants and unvested restricted share awards which are anti-dilutive.

Total shares outstanding at September 30, 2008 were approximately 20.4 million common shares, which includes approximately 1.0 million unvested restricted shares. In addition, Rainmaker had 2.8 million unexercised options and warrants with a weighted average exercise price of approximately $4.66 per share.

Recent Business Highlights

•	Fortune 500 global payment and travel client expanded agreement for lead development

•	Global network computing client expanded program for lead development in the UK

•	CRM software client awarded three year extension of global training sales agreement

•	Global media business information provider extended agreement for training sales

•	Added global telecommunications provider as new client for lead development

Financial Guidance

Based on current visibility, Rainmaker anticipates achieving full year 2008 revenue of approximately $68 million, which is at the bottom end of its previously provided 2008 revenue guidance range. However, given the current challenging economic environment and uncertainty as to how it will unfold, Rainmaker is revising its full year 2008 revenue guidance range to between $67 million to $69 million.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its fiscal 2008 third quarter results. Those wishing to participate in the live call should dial (800) 240-2134 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 405-2236 and entering 11120230 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers adjusted net income and adjusted net income per share, which are referred to as non-GAAP net income and non-GAAP net income per share, and EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company’s operating performance. Non-GAAP net income, non-GAAP net income per share and EBITDA exclude certain expenses that management does not consider to be related to the Company’s core operating performance.

Non-GAAP net (loss)/income consists of net (loss)/income including an adjustment intended to reflect the full amount of revenue on assumed contracts in connection with acquisitions and excluding equity plan-related compensation expenses, and amortization of purchased intangible assets. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net (loss)/income is adjusted by the amount of additional taxes that Rainmaker would accrue using an annualized effective tax rate applied to the non-GAAP results. Stock compensation adjustments were $585,000 for the three months ended September 30, 2008 and related to option award and restricted stock awards granted since the adoption of FASB Statement No. 123R, Share Based Payments, in January 2006. Amortization of intangible assets was $833,000 for the three months ended September 30, 2008 and related primarily to the prior acquisitions of Sunset Direct, Launch Project, Metrics Corp, ViewCentral, CAS Systems and Qinteraction. The tax effect of these adjustments was $0 for the three months ended September 30, 2008. See Exhibit A for a reconciliation of GAAP net (loss)/income to non-GAAP net (loss)/income.

Third quarter 2008 EBITDA was negative $4.2 million. EBITDA consists of net (loss)/income excluding interest income or expense, income taxes, depreciation and amortization. Interest and other income was $207,000 for the three months ended September 30, 2008 and related primarily to interest earned on cash deposits offset by interest expense on term loans. Provision for income taxes was $107,000 for the three months ended September 30, 2008. Non-cash charges for depreciation of property and equipment was $1,207,000 for the three months ended September 30, 2008. Non-cash charges for amortization of acquisition related intangibles were $833,000 for the three months ended September 30, 2008 and related primarily to our prior business acquisitions. See Exhibit B for a reconciliation of GAAP net (loss)/income to EBITDA.

Non-GAAP net (loss)/income, non-GAAP net (loss)/income per share and EBITDA are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents non-GAAP net (loss)/income, non-GAAP net (loss)/income per share and EBITDA because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used non-GAAP net (loss)/income, non-GAAP net (loss)/income per share and EBITDA when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company’s core operating results and facilitates comparisons of the Company’s core operating performance against prior periods and the Company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the Company’s ongoing core operations.

About Rainmaker

Rainmaker Systems, Inc. delivers sales and marketing solutions, combining hosted application software and execution services designed to drive more revenue for our clients. Our Revenue Delivery Platform(SM) combines proprietary, on-demand application software and advanced analytics with specialized sales and marketing execution services. Rainmaker clients include large enterprises in a range of industries, including computer hardware and software, telecommunications, and financial services industries. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, and Sunset Direct are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and they assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that we are currently dependent on a few significant client relationships, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation and/or realignment of some client relationships, the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:
Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 626-2439	(323) 468-2300
stevev@rmkr.com	rmkr@mkr-group.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$23,183	$37,407
Restricted cash	427	157
Accounts receivable, less allowance for doubtful accounts of $521 at September 30, 2008 and $285 at December 31, 2007	12,678	20,625
Prepaid expenses and other current assets	3,593	3,622

Total current assets	39,881	61,811
Property and equipment, net	11,152	9,447
Intangible assets, net	4,525	7,049
Goodwill	15,346	14,539
Other noncurrent assets	2,007	2,706

Total assets	$72,911	$95,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,812	$25,466
Accrued compensation and benefits	1,771	2,062
Other accrued liabilities	2,195	3,447
Deferred revenue	4,036	3,541
Current portion of capital lease obligations	226	—
Current portion of notes payable	2,666	1,083

Total current liabilities	22,706	35,599
Deferred tax liability	262	167
Long term deferred revenue	740	401
Capital lease obligations, less current portion	240	—
Notes payable, less current portion	667	1,333

Total liabilities	24,615	37,500

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 20,525,166 shares issued and 20,355,132 shares outstanding at September 30, 2008, and 20,359,560 shares issued and 20,325,960 shares outstanding at December 31, 2007	19	19
Additional paid-in capital	118,042	116,391
Accumulated deficit	(68,385)	(58,074)
Accumulated other comprehensive loss	(746)	(51)
Treasury stock, at cost, 170,034 shares at September 30, 2008 and 33,600 shares at December 31, 2007	(634)	(233)

Total stockholders’ equity	48,296	58,052

Total liabilities and stockholders’ equity	$72,911	$95,552

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenue	$14,461	$19,081	$52,880	$53,388
Cost of services	9,509	9,998	30,538	27,666

Gross margin	4,952	9,083	22,342	25,722

Operating expenses:
Sales and marketing	1,832	1,578	6,089	5,006
Technology and development	4,364	2,856	11,259	8,004
General and administrative	2,927	3,166	9,969	8,026
Depreciation and amortization	2,040	1,614	5,742	3,951

Total operating expense	11,163	9,214	33,059	24,987

Operating (loss) income	(6,211)	(131)	(10,717)	735
Interest and other income, net	207	448	737	968

(Loss) income before income tax expense	(6,004)	317	(9,980)	1,703
Income tax expense	107	159	331	420

Net (loss) income	$(6,111)	$158	$(10,311)	$1,283

Basic (loss) income per share	$(0.32)	$0.01	$(0.53)	$0.08

Diluted (loss) income per share	$(0.32)	$0.01	$(0.53)	$0.07

Weighted average common shares
Basic	19,394	18,849	19,362	16,976

Diluted	19,394	20,592	19,362	18,719

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Operating activities:
Net (loss) income	$(10,311)	$1,283
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	3,218	1,799
Amortization of intangible assets	2,524	2,152
Stock-based compensation expense	1,609	1,200
Provision for allowances for doubtful accounts	573	259
Amortization of discount on notes receivable	180	—
Loss on disposal of fixed assets	76	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	7,373	(6,099)
Prepaid expenses and other assets	540	(823)
Accounts payable	(13,650)	3,205
Accrued compensation and benefits	(282)	225
Other accrued liabilities	(1,175)	(422)
Deferred tax liability	17	354
Deferred revenue	833	(493)

Net cash (used in) provided by operating activities	(8,475)	2,640

Investing activities:
Purchases of property and equipment	(4,674)	(2,770)
Restricted cash, net	(270)	62
Acquisition of business, net of cash acquired	(1,000)	(9,092)

Net cash used in investing activities	(5,944)	(11,800)

Financing activities:
Proceeds from issuance of common stock from option exercises	32	754
Proceeds from issuance of common stock from ESPP	10	46
Proceeds from issuance of common stock from warrant exercises	—	54
Net proceeds from follow-on offering of common stock	—	27,243
Principal payment of notes payable	(1,062)	(1,125)
Principal payment of capital lease obligations	(253)	(2)
Net borrowings under revolving line of credit	2,000	—
Tax payments in connection with treasury stock surrendered	(161)	—
Purchases of treasury stock	(240)	—

Net cash provided by financing activities	326	26,970

Effect of exchange rate changes on cash	(131)	(299)

Net (decrease) increase in cash and cash equivalents	(14,224)	17,511
Cash and cash equivalents at beginning of period	37,407	21,996

Cash and cash equivalents at end of period	$23,183	$39,507

Supplemental disclosures of cash flow information:
Cash paid for interest	$70	$167

Cash paid for taxes	$284	$82

Supplemental disclosures of non-cash investing and financing activities:
Acquisition of assets under capital lease	$719	$—

Issuance of notes payable for acquisition of assets	$—	$2,000

Issuance of common stock in business acquisitions	—	559

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF GAAP NET (LOSS)/INCOME TO NON-GAAP NET (LOSS)/INCOME (1)

(In thousands, except per share)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net (loss)/income – GAAP basis	$(6,111)	$158	$(10,311)	$1,283
Net revenue adjustment (2)	—	16	—	149
Stock compensation adjustments (3):
Cost of services	86	106	98	264
Sales and marketing	82	89	163	239
Technology and development	19	61	186	145
General and administrative	398	231	1,162	552
Amortization of intangible assets (4)	833	847	2,524	2,152
Oakland facility closure (5)	—	—	303	—
Tax effect of adjustment (6)	—	(333)	—	(865)

Net (loss)/income – Non-GAAP basis	$(4,693)	$1,175	$(5,875)	$3,919

Diluted weighted average shares outstanding	19,394	20,592	19,362	18,719
Non-GAAP diluted net (loss)/income per share	$(0.24)	$0.06	$(0.30)	$0.21

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net income, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation. As we have completed six acquisitions since January 1, 2005, we believe non-GAAP net income provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net income is not meant to be considered in isolation or as a substitute for GAAP net income, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Business combination accounting rules require us to record the fair value of contracts assumed in connection with acquisitions. The non-GAAP adjustment is intended to reflect the full amount of revenue on assumed contracts that would have otherwise been recorded during the three and nine months ended September 30, 2007 which are related to our acquisitions of ViewCentral on September 15, 2006 and CAS Systems, Inc on January 25, 2007. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on these types of contracts, although we cannot be sure that customers will renew these contracts.
(3)	Stock-based compensation: We adopted FASB Statement No. 123R, “Share Based Payments”, on January 1, 2006 under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option awards at their estimated fair values. Prior to our Statement 123R adoption, we recorded stock-based compensation expenses at intrinsic values. In accordance with the modified prospective method, our financial statements for periods prior to January 1, 2006 have not been restated to reflect, and do not include, the changes in methodology to expense options at fair values in accordance with Statement 123R. Stock-based compensation expenses will recur in future periods.
(4)	We have excluded the effect of amortization of intangibles from our non-GAAP net income. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(5)	During our second quarter ended June 30, 2008, we closed our Oakland office and vacated the leased office space. In accordance with FASB Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, and FAS 144, Accounting for the Impairment or Disposal of Long-lived Assets, we recorded a liability for the remaining lease payments less the estimated lease rentals, net of any expenses associated of approximately $227,000 and wrote-off the remaining net book value of the leasehold improvements at this location of approximately $76,000. This is a one-time charge that represents the total impact of closing this office.
(6)	The tax effect of adjustments was calculated reflecting an effective tax rate of 0.0% and 24.7% for the three months ended September 30, 2008 and 2007, respectively, and 0.0% and 24.7% in the nine months ended September 30, 2008 and 2007, respectively.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF NET (LOSS)/INCOME TO EBITDA (1)

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net (loss)/income – GAAP basis	$(6,111)	$158	$(10,311)	$1,283
Add:
Provision for income taxes	107	159	331	420
Depreciation of property and equipment	1,207	767	3,218	1,799
Amortization of acquisition related intangibles	833	847	2,524	2,152
Interest and other (income)/expense	(207)	(448)	(737)	(968)

	1,940	1,325	5,336	3,403

EBITDA – Non-GAAP basis	$(4,171)	$1,483	$(4,975)	$4,686

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses. We believe EBITDA provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA internally to manage our business and make operating decisions.

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